Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1)	Certificate of Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective November 22, 2016 (Class A, Class I, Class R6 shares of Voya SMID Cap Growth Fund) – Filed herein.

(a)(2)	Certificate of Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective November 22, 2016 (Class A and Class I, shares of Voya U.S. High Dividend Low Volatility Fund) – Filed herein.

(e)(1)	Amended Schedule A dated December 5, 2016 to the Amended and Restated Investment Management Agreement, dated November 18, 2014, as amended and restated on May 1, 2015 – Filed as an Exhibit to Post-Effective Amendment No. 146 to the Registrant’s Registration Statement on Form N-1A filed on December 2, 2016 and incorporated herein by reference.

(e)(2)	Amended Schedule A, dated December 5, 2016 to the Sub-Advisory Agreement dated November 18, 2014 between Voya Investments, LLC and Voya Investment Management Co. LLC - Filed as an Exhibit to Post-Effective Amendment No. 146 to the Registrant’s Registration Statement on Form N-1A filed on December 2, 2016 and incorporated herein by reference.